Exhibit 4.11

LOCK-UP AGREEMENT AND NASD AFFILIATION QUESTIONNAIRE

December __, 2004

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Ladies and Gentlemen:

The undersigned understands that Roth Capital Partners, LLC (the “Representative”) proposes to enter into an Underwriting Agreement with Sound Surgical Technologies, Inc., a Delaware corporation (hereinafter, the “Company”) that is the successor in interest to the business now conducted by Sound Surgical Technologies LLC and its wholly-owned subsidiary, Sound Surgical Sales LLC, providing for the public offering of shares of common stock (“Common Stock”) of the Company (the “Securities”) pursuant to a Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission.

Restrictions on Transfer (Lock-Up). In consideration of the agreement by the Representative to offer and sell the Securities pursuant to the public offering, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that he, she or it will not, directly or indirectly, for a period of 180 days following the date of the Prospectus (the “Initial Lock-Up Period”) relating to the public offering of the Securities, sell, offer to sell, contract to sell, grant any option for the sale of (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Securities Exchange Act of 1934, as amended, or otherwise sell or dispose of any of the Common Stock of the Company (“Common Stock”), or any options or warrants to purchase any Common Stock, or any securities convertible into or exchangeable for Common Stock, or any interest in such securities or rights, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired at any time prior to the effective date (the “Effective Date”) of the Registration Statement, other than as a bona fide gift or gifts, provided that the undersigned provides prior written notice of such gift or gifts to the Representative and the donee or donees thereof agree to be bound by the restrictions set forth herein; provided, however, that if (i) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Lock-Up Period, then in each case the Initial Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; provided, however, that such extension will in no event extend later than October 15, 2005; provided further, that the Company will provide the Representatives and any co-managers and each stockholder subject to the Lock-Up Period with prior notice of any such announcement that gives rise to an extension of the Initial Lock-Up Period; provided that the foregoing restrictions shall not apply to (A) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or upon the conversion or exchange of convertible or exchangeable securities in each case outstanding on the date of the prospectus, but shall apply to the underlying shares of Common Stock, (B) the issuance of Common Stock or grant of an option to purchase Common Stock under the Company’s stock plans described in the Registration Statement, but shall apply to the underlying shares of Common Stock.

Roth Capital Partners, LLC

December __, 2004

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any of the Common Stock held by the undersigned except in compliance with the foregoing restrictions.

In the event that the undersigned owns no Common Stock at the date hereof or prior to the Effective Date, but has the right to acquire Common Stock pursuant to options or warrants, and if the undersigned exercises such options or warrants prior to the expiration of the Initial Lock-Up Period, he, she or it agrees that the Common Stock purchased on such exercise of options or warrants will be subject to the terms of this Agreement on restrictions on transfer for the remaining portion of the Initial Lock-Up Period or any extension. In addition, the undersigned agrees that he, she or it will not sell, pledge, hypothecate or otherwise dispose of such Common Stock pursuant to the exemption afforded by Rule 701 under the Securities Act of 1933, as amended, during the Initial Lock-Up Period or any extension without the prior written consent of the Representative. If the undersigned is an officer, director or 5% or more stockholder of the Company and purchases shares in the directed share program of the Company that is described in the Registration Statement, the undersigned agrees that all Common Stock of the Company which is purchased by the undersigned in the directed share program shall be subject to the terms of this Agreement on restrictions on transfer for the Initial Lock-Up Period or any extension thereof.

The undersigned further agrees that he, she or it shall not enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock owned by the undersigned at the date hereof, or that the undersigned obtains ownership of during the Initial Lock-Up Period (regardless of whether any of the transactions are to be settled by the delivery of Common Stock, other securities, cash or otherwise), for the Initial Lock-Up Period and any extension thereof.

The undersigned further agrees that all of the rights, authority and preemptive provisions granted to the Representative pursuant to the foregoing provisions may be transferred by the Representative to any other NASD member firm or enforced for the benefit of any such NASD member firm that participates in the proposed public offering of the Company’s Securities.

NASD Questionnaire. In connection with the proposed public offering of Securities of the Company and the requirements of the National Association of Securities Dealers, Inc. (“NASD”) as they relate to the underwriting terms of such offering, the undersigned, a stockholder, an officer, or a director of the Company (or a person or entity that will hold such capacity on the Effective Date), hereby represents to you as follows:

1.    (a) Is the undersigned or any person in the immediate family1 of the undersigned a member of the NASD2 (“Member”), a person associated with a Member3, or the beneficial owner of any securities of a Member or an affiliate4 of a Member?

Yes ____ No ____

If “Yes,” please list any members with whom you are associated or affiliated, or with whom you or any person in your immediate family has an association or affiliation.

Roth Capital Partners, LLC

December __, 2004

If “Yes” to Question 1(a) above, will any of the Member(s) listed immediately above participate in any capacity in this offering?

Yes _____ No _____

If “Yes,” please describe each such Member’s participation in this offering.

(b) Has the undersigned provided any consulting or other services to the Company?

Yes ____ No ____

If “Yes,” please attach a detailed description of the consulting or other services you provided, a statement as to all cash and non-cash compensation received in return for such services and copies of all written agreements or correspondence governing or describing such services.

(c) Is the undersigned an “underwriter or related person(s)”5 as to the Company?

Yes ____ No ____

If “Yes,” please provide details.

(d) Has the undersigned made any outstanding subordinated loans to any Member?

If “Yes,” please provide details.

(e) Does the undersigned have any oral or written agreements with any Member or any associated persons of such Member concerning the disposition of securities of the Company.

Yes ____ No ____

If “Yes,” please provide details.

Roth Capital Partners, LLC

December __, 2004

(f) (i) Has the undersigned made any sales or dispositions (including contracts to sell or to dispose) of securities of the Company or any subsidiary of the Company during the last twelve (12) months to any Member, a Person associated with a Member or any Underwriter or a Related Person with respect to the Offering?

Yes ____ No ____

(ii) Does the undersigned contemplate any such sale or disposition to be consummated in whole or in part within the next twelve (12) months, other than a sale or disposition in connection with the Offering.

Yes ____ No ____

(g) If the answer to either Question 1 (a) or 1(f) above is “yes,” set forth below information as to all sales and dispositions (including contracts to sell or to dispose of) of securities or other items of value of the Company during the last 12 months by you to any to any Member, a Person associated with a Member or any Underwriter or a Related Person as well as to all proposed sales and dispositions by you to such persons which are to be consummated by you in whole or in part within the next 12 months.

Buyer or Prospective Buyer	Amount and Nature of Items	Price or Other Consideration	Date	Description of Relationship

(h) If the answer to either Question 1(a) or 1(f) above is “yes,” set forth below information as to all purchases and acquisitions (including contracts for purchase or acquisition) of securities or other items of value of the Company received by you during the last 12 months (or prior to such time if it was received in connection with the offering), as well as to all proposed purchases and acquisitions which are to be consummated in whole or in part within the next 12 months.

Seller or Prospective Seller	Amount and Nature of Items	Price or Other Consideration	Date	Description of Relationship

Roth Capital Partners, LLC

December __, 2004

(i) If this section is being completed on behalf of an entity, are any of such entity’s officers, directors, or 5% or greater stockholders (if a corporation); partners (if a general or limited partnership); or members (if a limited liability company), a Member; or the beneficial owner of any securities of a Member or an affiliate of a Member; or does any such person have an “immediate family” relationship with any Member, or any person associated with a Member?

Yes ____ No ____

If “Yes,” please state the name of the respective officer, director, 5% stockholder, partner, or member; the Member with whom such person is associated or affiliated; and the nature of such association or affiliation.

(j) Has the undersigned participated in any bridge financing6 to any entity, including the Company, within the past two years?

Yes ____ No ____

If the answer was “Yes,” please provide the following information about that bridge financing:

a. The name of the company whose securities were purchased.

b. Identify any relationship to the Company.

c. The name of the broker-dealer through whom the undersigned purchased the securities.

d. Identify any relationship to such broker-dealer.

e. The name of the broker-dealer who managed the subsequent public offering.

f. The terms of the bridge financing.

g. The amount and terms of the securities purchased in the bridge financing.

h. The date of the bridge financing and the subsequent public offering.

Roth Capital Partners, LLC

December __, 2004

2. To the knowledge of the undersigned, the Company does not intend to register as broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of the NASD;

3. To the knowledge of the undersigned, the Company has not and does not intend to engage any NASD Member to provide any services to the Company following the offering, except as will be disclosed in the Company’s Registration Statement to be filed in connection with a public offering of securities by your firm as managing underwriter; and

4. The undersigned will notify you in writing within five (5) business days at the address set forth above if the responses in any of the preceding items change subsequent to the date hereof.

[1]	“Immediate family” includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, children, and any other person who supports another person, directly or indirectly, to a material extent.

[2]	The NASD defines a “member” as being any of an individual, partnership, corporation, or other legal entity, admitted to membership in the NASD.

[3]	The NASD defines a “person associated with a member” to mean every sole proprietor, partner, officer, director or branch manager of such member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, “person associated with a member” includes a sole proprietor, general or limited partner, officer, director or branch manager or an organization of any kind (whether a corporation, partnership or other business entity) which itself is a “member” or a “person associated with a member.” In addition, an organization of any kind is a “person associated with a member” if its sole proprietor or anyone of its general or limited partners, officers, director or branch managers is a “member” or “person associated with a member.”

[4]	The term “affiliate” means a company which controls, is controlled by, or is under common control with a member, and is presumed to include:

a. A company will be presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership or limited liability company interest in 10% or more of the outstanding voting securities of a member, or by beneficially owning an interest in 10% or more of the distributable profits or losses of a member which is a partnership or limited liability company;

Roth Capital Partners, LLC

December __, 2004

b. A member will be presumed to control a company if the member and persons associated with the member beneficially own 10% or more of the outstanding voting securities of a member which is a corporation, beneficially owns a 10% or more interest in the membership interests of a company which is a limited liability company, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a company which is a partnership;

c. A company will be presumed to be under common control with a member if (i) the same natural person or company controls both the member and company by beneficially owning 10% or more of the distributable profits or losses of a member or company which is a partnership or limited liability company; or (ii) a person having the power to direct or cause the direction of the management or policies of the member or company also has the power to direct or cause the direction of the management or policies of the other entity in question.

[5]	“Underwriter or related persons” includes underwriters, underwriter’s counsel, financial consultants and advisors, finders, members of the selling or distribution group, any member participating in the public offering, and all other persons associated with or related to and members of the immediate family of any of the aforementioned persons.

[6]	A bridge financing is a transaction in which a person acquires securities and/or loans money to an entity in a private offering and those securities are subsequently registered in a public offering and/or those loans were repaid, in whole or in part, from the proceeds of the public offering.

Roth Capital Partners, LLC

December __, 2004

If the undersigned is a corporation, trust or partnership, the foregoing representations are true for the officers, directors or principals of such entity.

In witness whereof, the undersigned has executed and delivered this Lock-Up Agreement and NASD Questionnaire intending to be bound thereby in accordance with the above terms and conditions. Execution and return of this Lock-Up Agreement and NASD Questionnaire by facsimile transmission will be considered execution and return of an original for all purposes and the undersigned authorizes the Representative to rely upon a facsimile copy as if it was an original for all purposes.

Very truly yours,

(Signature(s))

(Print Name(s) as they appear on the Company’s registration books)

(Position with Company, i.e., officer, director and/or stockholder)

(Print Social Security number or EIN number)

(Address of record for all stockholder communications)

(Day Phone Number, Fax Number and E-mail Address)

(Date)